Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 8 to Form S-1 of our report dated June 30, 2006, except for the stock split discussed in paragraph 2 to Note 1 to the consolidated financial statements, as to which the date is November 1, 2006, relating to the financial statements of First Solar, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Phoenix, Arizona
November 14, 2006